Exhibit 99.1

FOR IMMEDIATE RELEASE

Osmotica Pharmaceuticals plc Reports First Quarter 2021 Results and Provides Business Update

First quarter 2021 total revenue of $23.9 million

RVL Pharmaceuticals’ Upneeq wins 2021 MedTech Breakthrough Award; gains recognition as outstanding health and medical technology product

Upneeq sales trend higher, exhibiting strong sequential growth

Strategic asset review continues; non-core asset divestitures under consideration

Bridgewater, NJ, May 13, 2021 – Osmotica Pharmaceuticals plc (Nasdaq: OSMT) (“Osmotica” or the “Company”), a fully integrated biopharmaceutical company, today announced business highlights and financial results for the three months ended March 31, 2021.

“The early momentum we saw around the launch of Upneeq®, the first and only FDA-approved ophthalmic solution for the treatment of acquired ptosis in adults, has accelerated in the first quarter of 2021. In fact, in Q1 2021 paid prescriptions grew 74% over Q4 2020. Further, April paid prescriptions grew 17% over March. As eye care professionals gain familiarity with Upneeq, we believe that we have only just begun to penetrate the market for this asset,” stated Brian Markison, Chief Executive Officer.

“We are also thrilled that Upneeq was awarded the 2021 Medtech Breakthrough Award. Our partner, Santen Pharmaceutical Co., Ltd, had a successful meeting with the PMDA, the Japanese equivalent of the FDA, and plans to initiate clinical trials in the very near future. The successful PMDA meeting achieved a $10 million milestone under our license agreement, which we anticipate receiving in the second quarter.

“With respect to arbaclofen, we expect to submit a revised study protocol to the FDA in the coming weeks. We strongly believe this product can play an important role in MS spasticity. Finally, our strategic process focusing on our legacy portfolio is proceeding as previously announced and we are in advanced discussions with several parties,” concluded Markison.

First Quarter 2021 Financial Highlights

•	Total revenues:

o	First quarter 2021 total revenues were $23.9 million, compared to $48.6 million in the first quarter of 2020;

•	Net loss:

o	First quarter 2021 net loss was $9.6 million, compared to a net loss of $3.1 million in the first quarter of 2020;

•	Adjusted EBITDA[1]

o	First quarter 2021 Adjusted EBITDA loss was $5.8 million, compared to Adjusted EBITDA of $11.1 million in the first quarter of 2020;

•	Cash and cash equivalents were $109.2 million, and debt (net of deferred financing costs) was $219.8 million as of March 31, 2021.

1Adjusted EBITDA is a non-GAAP measure. Adjusted EBITDA is more fully described and reconciled from net loss determined under U.S. generally accepted accounting principles (“GAAP”) in “Presentation of Non-GAAP Measures” and the attached table “Osmotica Pharmaceuticals plc GAAP to Non-GAAP Reconciliations.”

First Quarter 2021 Financial Results

Total revenues for the three months ended March 31, 2021 were $23.9 million, compared to $48.6 million for the three months ended March 31, 2020 primarily due to a decrease in net product sales.

Net product sales decreased by $24.8 million to $22.5 million for the three months ended March 31, 2021, as compared $47.3 million for the three months ended March 31, 2020. Approximately $8.8 million of this decrease is attributable to lower realized net prices, and $16.0 million was due to lower volumes of products sold. Net sales of venlafaxine ER tablets (“VERT”) and methylphenidate ER (including M-72) decreased 82% and 31%, respectively, reflecting additional generic competition resulting in lower volumes and net realized selling prices. Product sales of Lorzone decreased by $2.4 million to less than $0.1 million for the three months ended March 31, 2021, as compared to $2.4 million for the three months ended March 31, 2020, reflecting lower sales volumes due to the launches of generic competitors in late 2019 and 2020 and the transition of sales to our authorized generic product which accounts for substantially all the volume of Lorzone sold during the quarter. VERT sales were favorably impacted by $1.4 million in the aggregate due to adjustments related to product returns during the three months ended March 31, 2021 based on actual experience.

Selling, general and administrative expenses decreased to $18.9 million in the first quarter of 2021, compared to $21.2 million in the first quarter of 2020. The decrease reflects salesforce reductions in the first quarter of 2020, offset by higher marketing expenses related to Upneeq.

Research and development expenses decreased to $3.3 million in the first quarter of 2021, compared to $5.7 million in the first quarter of 2020. The decrease primarily reflects lower spending on arbaclofen ER, Upneeq and other R&D projects together with lower headcount related expenses during the quarter.

During the first quarter of 2021, we recognized a pre-tax gain on the sale of Osmolex product rights of $5.6 million.

Other non-operating expenses decreased to $2.9 million in the first quarter of 2021, compared to $3.3 million in the first quarter of 2020. The decrease resulted from lower interest expense due to the prepayment of $50 million of debt during the third quarter of 2020.

Net loss for the first quarter of 2021 was $9.6 million, compared to a net loss of $3.1 million in the first quarter of 2020.

Adjusted EBITDA loss for the first quarter of 2021 was $5.8 million, compared to Adjusted EBITDA of $11.1 million for the first quarter of 2020.

For a reconciliation of Adjusted EBITDA to net loss (income), the most comparable GAAP financial measure, please see the “Osmotica Pharmaceuticals plc GAAP to Non-GAAP Reconciliations” table at the end of this press release.

Liquidity

As of March 31, 2021, the Company had cash and cash equivalents of $109.2 million and borrowing availability under our revolving credit facility of $50.0 million. The Company also had debt of $219.8 million (net of deferred financing costs).

Presentation of Non-GAAP Measures

In addition to the results provided in accordance with GAAP throughout this press release, the Company has presented Adjusted EBITDA, which is a non-GAAP measurement. Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization (“EBITDA”) adjusted for (i) non-operating income or expense, and (ii) the impact of certain non-cash, nonrecurring or other items that are included in net loss and EBITDA that we do not consider indicative of our ongoing operating performance. In particular, Adjusted EBITDA excludes the following from EBITDA: impairment of intangible assets and fixed assets, impairment of goodwill, share compensation expense, loss on debt extinguishment, management fees, foreign currency translation, severance expenses and legal and contractual settlements and litigation reserves. We use Adjusted EBITDA for business planning purposes, in assessing our performance and determining the compensation of substantially all of our employees, including our executive officers, and in measuring our performance relative to that of our competitors. We also believe that Adjusted EBITDA provides investors with useful information to understand our operating results and analyze financial and business trends on a period-to-period basis. Adjusted EBITDA has important limitations as an analytical tool, however, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Adjusted EBITDA is not intended to replace, and should not be considered superior to, the presentation of our financial results in accordance with GAAP. Our definition of Adjusted EBITDA may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures. Adjusted EBITDA is reconciled from the net loss as determined under GAAP in the attached table “Osmotica Pharmaceuticals plc GAAP to Non-GAAP Reconciliations.”

Forward Looking Statements

This press release includes statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” The Company’s actual results may vary significantly from the results anticipated in these forward-looking statements, which can generally be identified by the use of forward-looking terminology, including the terms “believes,” “expects,” “may,” “will,” “should,” “seeks,” “projects,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They include statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, our review of strategic alternatives, our results of operations, financial condition, liquidity, prospects, financial guidance, growth plan, strategies, trends and other events, particularly relating to sales of current products and the development, approval and introduction of new products, FDA and other regulatory applications, approvals and actions, the continuation of historical trends, and the sufficiency of our cash balances and cash generated from operating and financing activities for future liquidity and capital resource needs. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We may not achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place significant reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Important factors that could cause actual results and events to differ materially from those indicated in the forward-looking statements include the following: our ability to successfully develop or commercialize new products, or do so on a timely or cost effective basis; our dependence on a limited number of products; failures of or delays in clinical trials or other delays in obtaining regulatory approval or commencing product sales for new products; the impact of legal proceedings; our ability to service our substantial debt; our ability to raise additional capital; the impact of competition from both brand and generic companies; any interruption at our manufacturing facility, our warehouses or at facilities operated by third parties that we rely on for our products; our dependence on our major customers; our ability to develop and maintain our sales capabilities; the impact of any litigation related to allegations of infringement of intellectual property; any changes to the coverage and reimbursement levels for our products by governmental authorities and other third-party payors as a result of healthcare reform or otherwise; the impact of any changes in the extensive governmental regulation that we face; manufacturing or quality control issues that we may face; and other risks and uncertainties more fully described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2020 and other filings that the Company makes with the Securities and Exchange Commission. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law.

Conference Call

As previously announced, Osmotica management will host its first quarter 2021 conference call as follows:

Date	Thursday, May 13, 2021

Time	4:30 p.m. ET

Toll free (U.S.)	(866) 672-5029

International	(409) 217-8312

Webcast (live and replay)	www.osmotica.com, under the “Investor & News” section

Conference call ID	6588774

The webcast will be archived for 30 days at the aforementioned URL.

IMPORTANT SAFETY INFORMATION

INDICATION

UPNEEQ® (oxymetazoline hydrochloride ophthalmic solution), 0.1% is indicated for the treatment of acquired blepharoptosis in adults.

WARNINGS AND PRECAUTIONS

•	Ptosis may be associated with neurologic or orbital diseases such as stroke and/or cerebral aneurysm, Horner syndrome, myasthenia gravis, external ophthalmoplegia, orbital infection and orbital masses. Consideration should be given to these conditions in the presence of ptosis with decreased levator muscle function and/or other neurologic signs.

•	Alpha-adrenergic agonists as a class may impact blood pressure. Advise UPNEEQ patients with cardiovascular disease, orthostatic hypotension, and/or uncontrolled hypertension or hypotension to seek medical care if their condition worsens.

•	Use UPNEEQ with caution in patients with cerebral or coronary insufficiency or Sjögren’s syndrome. Advise patients to seek medical care if signs and symptoms of potentiation of vascular insufficiency develop.

•	UPNEEQ may increase the risk of angle closure glaucoma in patients with untreated narrow-angle glaucoma. Advise patients to seek immediate medical care if signs and symptoms of acute narrow-angle glaucoma develop.

•	Patients should not touch the tip of the single patient-use container to their eye or to any surface, in order to avoid eye injury or contamination of the solution.

ADVERSE REACTIONS

Adverse reactions that occurred in 1-5% of subjects treated with UPNEEQ were punctate keratitis, conjunctival hyperemia, dry eye, blurred vision, instillation site pain, eye irritation and headache.

DRUG INTERACTIONS

•	Alpha-adrenergic agonists, as a class, may impact blood pressure. Caution in using drugs such as beta-blockers, anti-hypertensives, and/or cardiac glycosides is advised. Caution should also be exercised in patients receiving alpha adrenergic receptor antagonists such as in the treatment of cardiovascular disease, or benign prostatic hypertrophy.

•	Caution is advised in patients taking monoamine oxidase inhibitors which can affect the metabolism and uptake of circulating amines.

About Osmotica Pharmaceuticals plc

Osmotica Pharmaceuticals plc is a fully integrated biopharmaceutical company focused on the development and commercialization of specialty products that target markets with underserved patient populations. RVL Pharmaceuticals, Inc. is the Company’s ophthalmic subsidiary supporting UPNEEQ. Vertical Pharmaceuticals, LLC represents the Company’s diversified branded portfolio and Trigen Laboratories, LLC represents the Company’s non-promoted products, including complex generic formulations.

Osmotica has operations in the United States, Argentina, and Hungary.

Investor and Media Relations for Osmotica Pharmaceuticals plc

Lisa M. Wilson

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

-Financial tables follow-

Osmotica Pharmaceuticals plc
Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2021
	(Unaudited)	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$109,212	$114,053
Trade accounts receivable, net	22,592	26,412
Inventories, net	16,950	17,934
Prepaid expenses and other current assets	12,600	14,755
Total current assets	161,354	173,154
Property, plant and equipment, net	27,123	28,054
Operating lease assets	2,386	2,755
Intangibles, net	63,124	65,758
Goodwill	100,855	100,855
Other non-current assets	326	373
Total assets	$355,168	$370,949

Liabilities and Shareholders' Equity
Current liabilities:
Trade accounts payable	$4,522	$6,768
Accrued liabilities	42,720	47,517
Current portion of obligation under finance leases	27	40
Current portion of lease liability	1,375	1,457
Income taxes payable - current portion	6	2
Total current liabilities	48,650	55,784
Long-term debt, net of non-current deferred financing costs	219,755	219,525
Long-term portion of obligation under finance leases	2	4
Long-term portion of lease liability	1,136	1,436
Income taxes payable-long term portion	1	—
Deferred taxes	427	344
Total liabilities	269,971	277,093
Commitments and contingencies
Shareholders' equity
Ordinary shares	627	625
Additional paid in capital	549,021	548,070
Accumulated deficit	(462,222)	(452,610)
Accumulated other comprehensive loss	(2,229)	(2,229)
Total shareholders' equity	85,197	93,856
Total liabilities and shareholders' equity	$355,168	$370,949

Osmotica Pharmaceuticals plc

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2021	2020
Net product sales	$22,529	$47,308
Royalty revenue	1,123	869
Licensing and contract revenue	228	472
Total revenues	23,880	48,649
Cost of goods sold (inclusive of amortization of intangibles)	13,490	20,590
Gross profit	10,390	28,059
Selling, general and administrative expenses	18,922	21,176
Research and development expenses	3,310	5,688
Total operating expenses	22,232	26,864
Sale of product rights, net	5,636	-
Operating (loss) income	(6,206)	1,195
Interest expense and amortization of debt discount	2,960	4,064
Other non-operating gain	(87)	(746)
Total other non-operating expense	2,873	3,318
Loss before income taxes	(9,079)	(2,123)
Income tax expense	533	960
Net and other comprehensive loss	$(9,612)	$(3,083)
Loss per share attributable to shareholders
Basic and Diluted	$(0.15)	$(0.05)
Weighted average shares basic and diluted
Basic and Diluted	62,678,130	58,257,191

Osmotica Pharmaceuticals plc

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(9,612)	$(3,083)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,986	5,562
Share compensation	1,177	1,107
Loss on sale of fixed and leased assets	(3)	(3)
Deferred income tax benefit	83	829
Gain on sale of product rights, net	(5,636)	-
Bad debt provision	5	29
Amortization of deferred financing and loan origination fees	277	333
Change in operating assets and liabilities:
Trade accounts receivable, net	3,817	11,242
Inventories, net	655	769
Prepaid expenses and other current assets	1,398	891
Other non-current assets	-	(18)
Trade accounts payable	(2,246)	289
Accrued and other current liabilities	(5,387)	(18,011)
Net cash used in operating activities	(11,486)	(64)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of fixed and leased assets	3	4
Payments on disposal of leased assets	-	(1)
Proceeds from product rights disposal	7,300	-
Purchase of property, plant and equipment	(422)	(949)
Net cash provided by (used in) investing activities	6,881	(946)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on finance lease obligations	(16)	(33)
Proceeds from public offering, net of issuance costs	-	31,791
Repurchases of ordinary shares	-	(167)
Payments for taxes related to net share settlement of equity awards	(358)	(616)
Proceeds from purchases of stock under ESPP	138	-
Net cash provided by (used in) financing activities	(236)	30,975
Net change in cash and cash equivalents	(4,841)	29,965
Cash and cash equivalents, beginning of period	114,053	95,865
Cash and cash equivalents, end of period	$109,212	$125,830

Osmotica Pharmaceuticals plc

GAAP to Non-GAAP Reconciliations

Adjusted EBITDA (Unaudited)

(in thousands)

	Three Months Ended
	March 31,
	2021	2020
Net loss	$(9,612)	$(3,083)
Interest expense and amortization of debt discount	2,960	4,064
Income tax expense	533	960
Depreciation and amortization expense	3,986	5,562

EBITDA	(2,133)	7,503

Severance expenses	718	1,965
FX translation	66	59
Legal expenses	19	-
Gain on sale of product rights	(5,636)	-
Public offering expenses	-	528
Share compensation expense	1,177	1,016
Other	12	-

Adjusted EBITDA	$(5,777)	$11,071